UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

International Fuel Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INTERNATIONAL FUEL TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2008

To the Stockholders of International Fuel Technology, Inc.:

Notice is hereby given that the annual meeting of the stockholders of International Fuel Technology, Inc. will be held on Wednesday, December 10, 2008 at 9:00 a.m., local time, at the Sheraton Clayton Plaza Hotel, located at 7730 Bonhomme Avenue, St. Louis, Missouri, for the following purposes:

(1)	To elect five directors to serve until the 2009 annual meeting of stockholders.

(2)	To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2008.

(3)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Our board of directors has fixed the close of business on October 14, 2008, as the record date for determining the stockholders entitled to notice of and to vote at this annual meeting and at any adjournment thereof.

We have decided to take advantage of the rules of the Securities and Exchange Commission that allow issuers to furnish proxy materials to their stockholders on the Internet.  We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery.  Whether or not you expect to attend the annual meeting in person, it is important that your shares are represented.  Please vote as soon as possible.

By Order of the Board,

Thomas M. Powell

Thomas M. Powell, Corporate Secretary

St. Louis, Missouri
October 24, 2008

INTERNATIONAL FUEL TECHNOLOGY, INC.
7777 BONHOMME AVENUE, SUITE 1920
ST. LOUIS, MISSOURI 63105

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished to stockholders of International Fuel Technology, Inc., a Nevada corporation (the “Company”), in connection with our solicitation of proxies for use in voting at our annual meeting of stockholders (the “annual meeting”) to be held on Wednesday, December 10, 2008 at 9:00 a.m., local time, at the Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri or at any adjournment thereof.  The purposes of the meeting and the matters to be acted upon are set forth in the accompanying notice relating to the annual meeting.  Our board of directors (“board”) is not currently aware of any other matters which will come before the meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request to receive a printed set of the proxy materials.  Instructions regarding how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about October 24, 2008.  On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice.  Such materials will remain available on that website for twelve months subsequent to the conclusion of our 2008 annual meeting.

Our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished.  All expenses incurred in connection with this solicitation will be borne by us.

Voting and Proxy Revocability

If you are a stockholder of record, you may vote in person at the 2008 annual meeting.  We will give you a ballot when you arrive.  If you are a record stockholder, but you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy.  You can vote by proxy over the Internet by following the instructions provided in the Notice.  If you are a beneficial owner of shares held in street name, follow the voting instructions provided in the Notice and in any correspondence from the record stockholder.

You may revoke the authority granted by your execution and delivery of a proxy at any time before its effective exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting.  If you deliver an executed proxy, and it is not subsequently revoked, your shares will be voted in the manner you direct on your proxy card.  If no specifications are given, your shares will be voted in favor of Proposals No. 1 and No. 2 and in the discretion of the proxy holders as to any other matters which may properly come before the meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on October 14, 2008 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.  On October 14, 2008, there were 89,911,326 shares of our common stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the annual meeting.

A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the annual meeting in order to have a quorum for transaction of business.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  “Broker non-votes” are shares held by brokers or nominees which are not voted on a particular matter because instructions have not been received from the beneficial owner.  If there is a quorum:

•	the five director nominees who receive the highest number of affirmative votes cast will be elected, and
•	upon the approving vote of a majority of the votes cast, the board’s appointment of BDO Seidman, LLP will be ratified.

Stockholder Proposals

All stockholder proposals which are intended to be presented at the 2009 annual meeting of stockholders must be received by the Company no later than June 26, 2009 for inclusion in the board’s proxy statement and on the proxy card relating to the 2009 annual meeting.

A stockholder proposal that will not appear in the proxy statement may be considered at a meeting of stockholders only if the Company has received timely notice of the proposal.  In order to be timely, for the 2009 annual meeting of stockholders, the Company must receive notice of the proposal no later than September 9, 2009.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Under our Articles of Incorporation, the board has the authority to fix the number of directors, provided that the board must have between one and nine members. The board has set the number of directors at five members.  Unless otherwise specified, your proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly qualified and elected.  In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the board to replace the nominee.  All nominees have consented to be named and have indicated their intent to serve if elected.  The board has no reason to believe that any of the nominees will be unable to serve.

The board’s director nominees are listed below.

Name	Age	Positions and Offices Held with International Fuel Technology, Inc.	Dates in Position or Office
Jonathan R. Burst	50	Chairman of the Board Chief Executive Officer	2000-Present 1999-Present

Rex Carr	81	Director	2002-Present

Harry F. Demetriou	64	Director	2000-Present

Gary Kirk	47	Director	2003-Present
		Director of Sales and Marketing *	2003-Present

David B. Norris	60	Director	1999-Present

* This is a non-executive officer position.

Business Experience of Nominees

Jonathan R. Burst.  Mr. Burst has served as our Chief Executive Officer since 1999 and as our President from July 1999 to 2000 and 2002 to 2005. Mr. Burst has also served as a director of the Company since 2000 and Chairman of the Board since 2000. Mr. Burst founded Burcor International in 1998 and has served as President since its inception. Mr. Burst received his bachelor of arts degree in economics from the University of Missouri in 1981.

Rex Carr.  Mr. Carr has been the managing partner of the Rex Carr Law Firm, a law firm with offices in East St. Louis, Illinois, St. Louis, Missouri and Belleville, Illinois, since 2004.  Until 2003, Mr. Carr was the senior partner of a 36-person law firm, Carr, Korein, and Tillery, with offices in Missouri and Illinois, for more than five years.  He is admitted to practice in the U.S. Supreme Court and the Illinois and Missouri Supreme Courts.

Harry F. Demetriou.  Mr. Demetriou is currently the Chairman for Observor Acceptances, Ltd., an investment company.  Mr. Demetriou was active in the shipping industry as an owner of bulk carriers for over twenty-five years.  Mr. Demetriou retired from active management in the shipping industry in 1999.

Gary Kirk.  Mr. Kirk has served as our Director of Sales and Marketing since 2003. Mr. Kirk has extensive experience (1980 to 2003) in the petroleum industry, all with Petrochem Carless Ltd., a United Kingdom-based refiner and marketer of petroleum products. Mr. Kirk spent his first eight years as a research chemist and the remainder in Petrochem Carless’ marketing department.  From 1988 to 2003, Mr. Kirk reported directly to the President of Petrochem Carless as the Marketing Manager for Performance Fuels, covering accounts in Europe and elsewhere throughout the world.

David B. Norris.  Mr. Norris founded and owns Addicks Services, Inc., a construction company, and has served as Vice-President since 1983.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors.  Only votes cast for a nominee will be counted, except that your proxy will be voted for all nominees in the absence of instruction to the contrary.  Abstentions, broker non-votes and instructions to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action.

Our board recommends a vote in favor of each named nominee.

Board Committees and Meetings

During the fiscal year ended December 31, 2007, the board did not hold a meeting but acted by unanimous written consent on nine occasions.  Mr. Demetriou did not attend at least 75% of the meetings of the board and of the committees of the board on which he served during the 2007 fiscal year.  Our board has an audit committee and a compensation committee.

We do not have a policy regarding board members’ attendance at annual meetings. Two board members attended the 2007 annual meeting.

Our current board committee members are listed below.

Director	Audit Committee	Compensation Committee
Harry F. Demetriou	Member	Chairman

David B. Norris	Chairman	Member

Each of Messrs. Demetriou and Norris is an “independent” director, as such term is defined in the listing standards of The Nasdaq Stock Market and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”).  Each of Messrs. Burst, Carr and Kirk is not an “independent” director.

Audit Committee

The audit committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements; recommends to the board the independent registered public accounting firm to be retained; oversees the independence of the independent registered public accounting firm; evaluates the independent registered public accounting firm’s performance; consults with the independent registered public accounting firm and discusses with senior management the scope and quality of controls; and reviews and considers the cooperation received by the independent registered public accounting firm during their audit examination and quarterly reviews. The board has adopted a written audit committee charter that requires at least semi-annual meetings.  The charter is included as Appendix A to this proxy statement.  The audit committee met four times during 2007.

Although our audit committee charter mandates composition consisting of three board members, including two independent members, we currently only have a total of two (independent) board members on our audit committee.

Compensation Committee

The compensation committee makes recommendations to the board concerning salaries and incentive compensation for executive officers, awards equity compensation to employees and consultants under our equity compensation plans and otherwise determines compensation levels and performs such other functions regarding compensation as the board may delegate.  The board has not adopted a written compensation committee charter.  The compensation committee had several informal discussions during 2007.

Director Nominations

The board does not have a standing nominating committee. Director nominees to our board are recommended to the full board by a majority of the independent directors, as such term is defined in the listing standards of The Nasdaq Stock Market and the rules and regulations promulgated by the SEC.  The board, as a whole, then approves or rejects such director nominees. The board believes that this process is appropriate due to the relatively small number of directors on the board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees.  The independent directors who participate in the nomination of director nominees to our board are Messrs. Demetriou and Norris. We do not retain a third party to assist in the identification of directors.

The identification of director nominees may occur in various ways, including through recommendation by our directors, management and shareholders. Although there are no specific minimum qualifications applicable to director nominees, in recommending director nominees, the independent directors evaluate the qualifications of identified director nominees in light of the skills, experience, perspective and background required for the effective functioning of our board. Director nominee recommendations from stockholders can be submitted by following the instructions in the Communication with the Board section below.  All director nominee recommendations and the subsequent nomination process are evaluated using the same guidelines described above.

Compensation of Directors

Each non-employee and employee director is entitled to an annual award of 10,000 restricted shares or options to purchase our common stock, at each director’s option, for membership on the board. In addition, each board member is entitled to receive 1,000 shares of restricted stock or options to purchase our common stock, at each director’s option, for every three telephonic board meetings attended.  Directors do not receive any cash compensation for their services as members of the board, although they are reimbursed for certain expenses incurred in connection with attendance at board and committee meetings.

Board members are also eligible to receive discretionary grants of common stock under our Consultant and Employee Stock Compensation Plan and grants of stock options, stock appreciation rights and restricted stock pursuant to our Amended and Restated 2001 Long Term Incentive Plan (the “Amended and Restated LTIP”). The Company did not make discretionary equity grants to any directors in their capacity as directors during the fiscal year ended December 31, 2007.

Communication with the Board

Our board has adopted a policy pursuant to which stockholders may communicate with any and all members of the board by transmitting correspondence by mail addressed to one or more directors by name (or to the Chairman of the Board, for a communication addressed to the entire board) at the following address: Name of the director(s), c/o Corporate Secretary, International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105.

Communications from our stockholders to one or more directors will be monitored by our Corporate Secretary and the Chairman of the Board.  The Corporate Secretary and the Chairman of the Board will bring any issues that they deem to be significant to the attention of the appropriate board member or members.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board, based on the recommendation of the audit committee, has selected BDO Seidman, LLP, Chicago, Illinois as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and recommends that the stockholders ratify such selection.  Although not required, we believe that it is good corporate practice to request stockholder ratification of the board’s appointment of our independent registered public accounting firm.  In the event that a majority of the shares are not voted in favor of ratification, the audit committee will reconsider its selection.  Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of BDO Seidman, LLP’s appointment as the independent registered public accounting firm for the fiscal year ending December 31, 2008.  A representative of BDO Seidman, LLP is expected to be present, at least telephonically, at the annual meeting, will have an opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

Services Provided by Our Independent Registered Public Accounting Firm

BDO Seidman, LLP serves as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and acted in such capacity for the fiscal years ended December 31, 2007 and 2006.  Aggregate fees for professional services rendered for the Company by BDO Seidman, LLP for the fiscal years ended December 31, 2007 and 2006 were as follows:

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit Fees	$115,080	$162,935
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$115,080	$162,935

Audit Fees

Audit fees were for professional services rendered for the audits of our financial statements, for services associated with the filing of our Form S-1 registration statement and for the review of financial statements included in our quarterly reports on Form 10-Q for the quarterly periods during the 2007 and 2006 fiscal years.

Audit-Related Fees

During the 2007 and 2006 fiscal years, BDO Seidman, LLP did not provide any assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under the caption “Audit Fees” above.  Therefore, there were no audit-related fees billed or paid during those fiscal years.

Tax Fees

As BDO Seidman, LLP did not provide any services to the Company for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2007 and 2006, no tax fees were billed or paid during those fiscal years.

All Other Fees

BDO Seidman, LLP did not provide any products or services not disclosed in the table above during the 2007 and 2006 fiscal years.  As a result, there were no other fees billed or paid during those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has certain policies and procedures in place requiring the pre-approval of audit and non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The approved non-audit services must be disclosed in our periodic reports filed with the SEC. Our independent registered public accounting firm cannot be retained to perform specified non-audit functions, including (i) bookkeeping, financial information systems design and implementation; (ii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iii) actuarial services; and (iv) internal audit outsourcing services. All work performed by BDO Seidman, LLP for us in 2007 was pre-approved by our audit committee.

Our board recommends a vote FOR the ratification of the appointment of
BDO Seidman, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2007, which include the balance sheets of the Company as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit and cash flows for each of the twelve months ended December 31, 2007, 2006 and 2005.  The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, or incorporated by reference into any future filing with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Review With Management

The audit committee has reviewed and discussed our audited financial statements with management.

Review and Discussion with Independent Registered Public Accounting Firm

The audit committee has discussed with BDO Seidman, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61.

The audit committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO Seidman, LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the audit committee recommended to the board that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee

David B. Norris, Chairman
Harry F. Demetriou

BENEFICIAL OWNERSHIP OF COMMON STOCK

           The following table sets forth information regarding the ownership of our common stock as of October 14, 2008 by (i) each person known by the Company to own beneficially more than five percent of our common stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see “Executive Compensation”); and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership		Percent of Common Stock [2]

Jonathan R. Burst	9,046,100	[3]	9.36%
David B. Norris	1,482,562	[4]	1.64%
Harry F. Demetriou	6,086,000	[5]	6.76%
Gary Kirk	2,053,000	[6]	2.23%
Rex Carr	19,979,255	[7]	22.21%
Stuart D. Beath	1,635,600	[8]	1.79%
Gary S. Hirstein	916,733	[9]	1.01%

All directors and executive officers as a group (7 persons)	41,199,250	[10]	40.64%

Dion Friedland	5,307,097	[11]	5.79%
Esam Bin Hashim Hakeem	9,000,000	[12]	9.48%

1This table is based upon information supplied by officers, directors and principal stockholders.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o International Fuel Technology, Inc., 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105.  The number of shares beneficially owned includes shares of common stock that the owner or owners had the right to acquire on or within 60 days of October 14, 2008, including through the exercise of options or warrants.  Also included are restricted shares of common stock, over which the owner or owners have voting power, but no investment power.
2Calculation based on 89,911,326 common shares outstanding as of October 14, 2008 and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

3Includes 50,000 restricted shares of common stock owned by Burcor Capital, LLC, of which Mr. Burst is an executive officer.  Mr. Burst is deemed to be the beneficial owner of such shares. It also includes 6,770,000 shares issuable upon the exercise of options.
4 Includes 286,000 shares issuable upon exercise of options.
5Includes 6,000,000 shares of restricted common stock owned by Observor Acceptances, Ltd., of which Mr. Demetriou is the sole owner.  Mr. Demetriou is deemed to be the beneficial owner of such shares.  Amount also includes 86,000 shares issuable upon exercise of options.
6Represents 2,053,000 shares issuable upon exercise of options.
7Includes 14,250,286 shares of restricted common stock owned by R.C. Holding Company, of which Mr. Carr is a director, President and 41% stockholder.  Mr. Carr is deemed to be the beneficial owner of these shares.  Also includes 125,000 shares of common stock and 5,539,969 shares of restricted common stock owned by Mr. Carr.  Amount also includes 64,000 shares issuable upon exercise of options.
8Represents 335,600 shares of common stock and 1,300,000 shares issuable upon exercise of options.
9Represents 916,733 shares issuable upon exercise of options.  Mr. Hirstein ceased to be an employee of the Company effective June 30, 2007.
10Includes 11,475,733 shares issuable upon exercise of options.
11Includes 3,515,820 shares of common stock, 1,000,000 shares issuable upon exercise of options and 791,277 shares issuable upon exercise of warrants owned by Magnum Select Fund, FT Marketing, Ltd. and Giant Trading of which Mr. Friedland is a director and/or President.  Mr. Friedland is deemed to be the beneficial owner of these shares.  Mr. Friedland’s principal address is Fuel Technologies LLP, 44 Dover Street, London, United Kingdom, W1S 4NX.
12Includes 5,000,000 shares issuable upon exercise of options.  Also includes 2,000,000 shares of restricted common stock owned by Libya Africa Investment Portfolio and 2,000,000 shares of restricted common stock owned by Vision Oil Services Limited.  To the Company’s knowledge, Esam Bin Hashim Hakeem, Libya Africa Investment Portfolio and Vision Oil Services Limited are affiliates and are acting as a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.  The principal address for this “group” is Vision Oil Services Limited, 15 Rue de Jeu-de-l’Arc, Case postale 6105, CH –1211 Geneva, Switzerland.

Background Information about Executive Officers

Brief biographies of our executive officers are set forth below:

Jonathan R. Burst, age 50, has served as our Chief Executive Officer since 1999.  Additional background information about Mr. Burst is located on page 3 of this proxy statement.

Stuart D. Beath, age 49, was appointed as our Chief Financial Officer in July 2007, upon the resignation of Gary Hirstein.   From 2001 until June 30, 2007, Mr. Beath served as our Director, Corporate Development. Mr. Beath has an extensive background in finance, having served in the Corporate Finance Department of A.G. Edwards & Sons, Inc., a brokerage and investment banking firm, from 1987 to 1993, where he was an Assistant Vice-President of the firm. Mr. Beath also served in the Corporate Finance Department of Stifel, Nicolaus & Company, Incorporated, a brokerage and investment banking firm, from 1993 to 1997, where he was a First Vice-President. He was also a member of the board of directors of Anchor Gaming from 1994 to 2001, where he served on the board's audit committee. Mr. Beath earned a bachelor of arts degree from Williams College in 1981 and a masters in business administration degree from the Darden School at the University of Virginia in 1987.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of Company stock ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of Section 16(a) reports furnished to the Company and written representations from the Company’s executive officers and directors, each of Messrs. Burst, Carr, Demetriou, Kirk and Norris failed to file one report in 2007. Each such report related to one transaction.

Certain Relationships and Related Transactions

Pursuant to its charter, our audit committee is responsible for reviewing and approving significant conflicts of interest and related party transactions.

During the fourth quarter of 2007, we obtained a $500,000 loan from Harry F. Demetriou, a director of the Company and the holder of over five (5%) percent of our common stock.  Pursuant to the terms of the loan, a promissory note was executed by the Company in favor of Mr. Demetriou in connection with the loan.  The loan was to accrue interest at the rate of 15% per year in arrears, was to become due and payable on January 1, 2009, and was guaranteed by Rex Carr, a director of the Company and the holder of over five (5%) percent of our common stock.  The Company also was obligated to pay any related loan fees incurred by Mr. Demetriou. On March 31, 2008, Mr. Demetriou agreed to accept 1,000,000 shares of our common stock in settlement of the $500,000 note. The trading price of the Company’s common stock was $0.41 per share as of March 31, 2008. As such, the settlement represented a 22% premium compared to the March 31, 2008 stock price. The premium was incentive for the settlement in shares rather than in cash and was based on negotiations between the Company and Mr. Demetriou.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

Our executive compensation philosophy is intended to provide compensation opportunities that:

•	attract, motivate and retain individuals of superior ability and managerial talent critical to our long-term success;
•	align executives’ interests with our corporate strategies, business objectives and the long-term interests of our stockholders;
•	create incentives to achieve key strategic and financial performance measures; and
•	enhance the executives’ incentive to increase our stock price and maximize stockholder value.

 Total Compensation

Our executive compensation is based on three components, each of which is intended to support our overall compensation philosophy.  The components are:

•	base salary;
•	annual variable performance bonus awards payable in cash; and
•	long-term equity-based incentive awards.

These elements are described in more detail below.

The Role of the Compensation Committee

The compensation committee has the primary authority to determine our compensation philosophy and to make recommendations regarding compensation for our executive officers.  The compensation committee makes recommendations to the board concerning salaries and incentive compensation for executive officers, awards equity compensation to employees and consultants under our Consultant and Employee Stock Compensation Plan and our Amended and Restated LTIP and otherwise determines compensation levels and performs such other functions regarding compensation as the board may delegate.

The compensation committee has recommended to the board, and the board has implemented, compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders.  We rely heavily on incentive, including equity, compensation to attract, retain, motivate and reward executive officers.  Historically, annual base salaries have been set at the time of hire.  Initial base salaries are recommended by the Chief Executive Officer to the compensation committee.  After review, the compensation committee recommends to the full board of directors the compensation package as part of the overall board consideration of the full employment package offered to the prospective officer.  The compensation package is based on the amount deemed necessary to attract and retain the services of the executive officer candidate.  Incentive compensation is variable and tied to corporate and individual performance.  The incentive compensation program is designed to provide incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company.  The incentive compensation program is reviewed at least annually to ensure it meets our current strategies and needs.  The Chief Executive Officer aids the compensation committee by providing input regarding the annual compensation of all executive officers, other than himself. The performance of our Chief Executive Officer is reviewed annually by the compensation committee.

Base Salary

Salaries for executive officers are normally set at the time of hire and reviewed by the compensation committee on an annual or as needed basis.  Based on the recommendation of the compensation committee, the board may increase or decrease an officer’s base salary.

Based on the recommendations of the compensation committee, the board reviews with the Chief Executive Officer the current annual salary for our executive officers other than the Chief Executive Officer.  The annual salary is modified as deemed appropriate and approved by the compensation committee and the board.  The annual base salary for executive officers other than the Chief Executive Officer is reviewed by our Chief Executive Officer based on our corporate performance generally and on discretionary judgments of individual performance and is not tied to specific, measurable targets or criteria.  Individual performance considerations include past and expected future contributions of the individual executive.  The compensation committee reviews and recommends to the board, and the board establishes, the base salary of the Chief Executive Officer based on our corporate performance generally, the compensation committee’s and the board’s assessments of his past performance and the expectation as to his future contributions in directing the long-term success of the Company.  The assessment of the Chief Executive Officer’s individual performance is not tied to specific targets or criteria. No increases in named executive officer (“NEO”) base salaries were approved by the compensation committee in 2007.  However, upon his appointment to Chief Financial Officer in July 2007, Mr. Beath received an increase in his annual base salary to $100,000 annually and was also granted 200,000 options to purchase shares of our stock.

Effective July 1, 2008, Mr. Burst’s annual base salary was increased to $400,000 and Mr. Beath’s annual base salary was increased to $150,000.

Annual Performance Bonus

The compensation committee and the board believe that a portion of an executive officer’s annual compensation should be in the form of a discretionary bonus.  The bonus awarded, if any, is determined by the board, in its discretion, based on the recommendations of the compensation committee, with reference to the executive’s individual contribution to corporate performance, which is not tied to specific targets or criteria.  It is the compensation committee’s objective to have a substantial portion of each officer’s compensation contingent upon our performance as well as upon his or her own level of performance and contribution toward the Company’s performance.  Any bonus awarded is discretionary in nature and is based on the compensation committee’s subjective assessment of corporate and individual performance.  Bonuses are not based on specific corporate or individual performance targets.

In determining the discretionary bonus awarded to each executive officer, the compensation committee evaluates the Company’s and the executive’s performance in a number of areas. For fiscal year 2007, the individual corporate goals were designed to support key corporate objectives related to our technology, commercialization progress and revenue generating sales.  Each of the executives was evaluated in relation to his contribution to the attainment of those targets.  No executive officer received a bonus for the 2007 fiscal year, as the compensation committee deemed the Company did not meet the subjective commercialization or sales performance levels.

Performance-Based Long-Term Equity Incentive Awards

In accordance with our compensation philosophy, the Company’s longer-term performance-based compensation is based on equity ownership. We believe equity ownership in our Company is important to tie the ultimate level of an executive officer’s compensation to our stock performance and stockholder gains, while creating an incentive for sustained growth. To meet these objectives and to initially attract strong candidates to the Company, our senior executive management team is normally granted equity compensation in the form of options to purchase Company stock at the time of hire. Subsequent equity compensation grants may be made to members of our executive management team for retention purposes.  The executive is also eligible to receive additional grants of performance-based equity compensation at the discretion of the compensation committee.  Long-term equity incentives are provided through the grants of restricted stock or by issuing stock options to executive officers, including the Chief Executive Officer, pursuant to our Amended and Restated LTIP.  The stock component of compensation is intended to retain and motivate executive officers and employees to improve long-term stockholder value.  Restricted stock awards and options are granted at no less than fair market value and have increased value only if our stock price increases.  The compensation committee and the board believe this element of the total compensation program directly links the participant’s interests with those of the stockholders and our long-term performance.  Each grant allows the officer to acquire shares of common stock at or above the market price on the grant date, over a specified period of time, up to five years from the grant date.  Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.  No performance-based incentive awards were granted to any executive officer during 2007.

Discretionary Long-Term Equity Incentive Awards

Our executive officers, along with all other Company employees, consultants and directors are eligible to receive awards of stock-based compensation under the Amended and Restated LTIP.  The compensation committee determines annual awards granted pursuant to the Amended and Restated LTIP.  Grants may be made following a significant change in job responsibility or in recognition of a significant achievement.

Our Amended and Restated LTIP generally prescribes, but does not require, that stock options granted have an eighteen-month vesting schedule designed to provide an incentive for continued employment. The options generally expire five years from the date of the grant. This provides a reasonable time frame during which executive officers and other employees who receive grants can benefit from the price appreciation of our common stock price. The exercise price of options granted is at least 100% of the fair market value of the underlying stock on the date of grant.  Upon his appointment to Chief Financial Officer, Mr. Beath was granted 200,000 options to purchase shares of our common stock.  No other discretionary awards were made to any executive officer in 2007.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market-based levels of compensation, we provide our employees, including our executive officers, the following benefits and perquisites:

Medical Insurance.  We provide to each employee and employee’s family such health, dental and vision insurance coverage as the Company may from time to time make available.  We pay 100% of the premiums for this insurance for all employees.

Life and Disability Insurance.  We provide the Chief Executive Officer life insurance coverage pursuant to an employment agreement.   In addition, we provide a nominal amount of life insurance coverage to all United States-based employees, including our executive officers.  We pay 100% of the premiums for this coverage.

Defined Contribution Plan.  We offer a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to eligible employees, including our executive officers. The 401(k) Plan permits eligible employees to defer from 1% to 100% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan.  We currently do not make matching contributions to the 401(k) Plan.

Other.  We make available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, airline club dues, commuting expense reimbursement, professional society dues and food and recreational fees incidental to official Company functions, including board meetings. With the exception of Mr. Hirstein, who received reimbursement for commuting expenses, set forth in the Summary Compensation Table below, the aggregate of these other benefits was less than $10,000 for each NEO in the last fiscal year.

We do not use any benchmarking or third party consultants in connection with the analysis or determination of executive compensation.  Director compensation is benchmarked periodically with similar sized technology-based companies for competitiveness.

CEO Compensation

During the fiscal year ended December 31, 2007, Mr. Burst’s base salary was $250,000, which remained in effect for the start of the 2008 fiscal year. For the fiscal year ended December 31, 2007, the board did not award Mr. Burst an annual performance bonus or additional equity-based long-term compensation based on his services as Chief Executive Officer.  The compensation committee and the board believe that this was appropriate in light of the Company’s failure to achieve its product commercialization and sales goals for the fiscal year.

Mr. Burst is also entitled to receive equity compensation for his service on the board. As a director, Mr. Burst is entitled to an annual award of 10,000 restricted common shares or options to purchase our common stock, in his discretion, for membership on the board. In addition, each board member, including Mr. Burst, is entitled to receive 1,000 shares of restricted common stock or options for every three telephonic board meetings attended. Mr. Burst received an option to purchase 10,000 common shares during the fourth quarter of 2007 for board services provided during 2007.

Effective July 1, 2008, Mr. Burst’s annual base salary was increased to $400,000.

Policies Regarding Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate NEOs in a manner that is tax-effective for the Company. Section 162(m) of the Internal Revenue Code restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

The non-performance-based compensation paid in cash to our NEOs for the 2007 fiscal year did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance-based compensation to be paid in cash to our NEOs for fiscal 2008 will exceed that limit.

Compensation Committee Report

Our compensation committee reviewed the Compensation Discussion and Analysis and discussed its contents with our management.  Based on the review and discussions, the compensation committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Harry F. Demetriou, Chairman
David B. Norris

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, our compensation committee was composed of Messrs. Demetriou and Norris.  None of the compensation committee members has ever served as an officer of the Company or of any of its subsidiaries.  During the 2007 fiscal year, Mr. Demetriou had a relationship requiring disclosure under Item 404 of Regulation S-K.  During the fourth quarter of 2007, the Company obtained a $500,000 loan from Mr. Demetriou, a director and member of our compensation committee and the holder of over five (5%) percent of our common stock.  Pursuant to the terms of the loan, a promissory note was executed by the Company in favor of Mr. Demetriou in connection with the loan.  The loan was to accrue interest at the rate of 15% per year in arrears, was to become due and payable on January 1, 2009, and was guaranteed by Rex Carr, a director of the Company and the holder of over five (5%) percent of our common stock.  The Company also was obligated to pay any related loan fees incurred by Mr. Demetriou. On March 31, 2008, Mr. Demetriou agreed to accept 1,000,000 shares of our common stock in settlement of the $500,000 note. The trading price of the common stock was $0.41 per share as of March 31, 2008. As such, the settlement represented a 22% premium compared to the March 31, 2008 stock price. The premium was incentive for the settlement in shares rather than in cash and was based on negotiations between the Company and Mr. Demetriou.

No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board or our compensation committee during the 2007 fiscal year.

Executive Officer Employment Agreements

In January 2002, we entered into an employment agreement with Mr. Burst to serve as our Chief Executive Officer with an initial annual base salary of $250,000, options to purchase 750,000 shares of our common stock, with 250,000 shares vesting on the first anniversary of his employment and the remaining 500,000 shares vesting on the last day of the employment period and a bonus award as deemed appropriate by the board.  The initial three-year agreement expired on December 31, 2004. Mr. Burst continues to serve as our Chief Executive Officer under the terms of his past agreement.  The Company may terminate Mr. Burst’s employment with or without cause, as such terms are defined in the agreement.  Mr. Burst may elect to terminate his employment with good cause, as defined by his agreement.  In addition, Mr. Burst as a director, is entitled to receive compensation for serving on our board of directors.

In connection with Mr. Beath’s appointment as Chief Financial Officer, we entered into an employment agreement with Mr. Beath dated July 2, 2007.  Pursuant to Mr. Beath’s employment agreement, Mr. Beath will be employed as our Chief Financial Officer from June 30, 2007 until June 30, 2009 (the “Employment Period”).

We agreed to pay Mr. Beath an initial annual base salary of $100,000.  Pursuant to the terms of the employment agreement and the non-statutory stock option agreement dated July 2, 2007, Mr. Beath received options to purchase 200,000 shares of our common stock with an exercise price of $0.75 per share in accordance with the terms of the Amended and Restated LTIP.  Pursuant to the terms of the option agreement, Mr. Beath’s options vest twenty-four months from the date of grant and expire on June 30, 2012.

Either party to Mr. Beath’s employment agreement could terminate the employment agreement within ten days after the expiration of the first ninety days of the agreement (the “Probationary Period”).

If Mr. Beath’s employment is terminated by us for cause, as defined in Mr. Beath’s employment agreement, or if Mr. Beath terminates his employment other than for good cause, as defined in the agreement and which includes a change of control of the Company, we will pay Mr. Beath the salary accrued for the pay period in which the termination occurs, unless termination is for cause and the cause involves fraud, embezzlement or disclosure of confidential information, in which case, the Company shall not be liable for any payments to Mr. Beath.

If we terminate Mr. Beath’s employment during the Employment Period, other than during the Probationary Period, and other than for cause, death or disability, or if Mr. Beath terminates his employment for good cause, the Company shall pay Mr. Beath’s accrued but unpaid portion of his annual base salary in a lump sum, and shall continue to pay Mr. Beath’s annual base salary for the remainder of the Employment Period.

If Mr. Beath’s employment is terminated by us by reason of his death or disability during the Employment Period, we shall pay Mr. Beath’s accrued but unpaid portion of his annual base salary in a lump sum, and will continue to pay Mr. Beath’s annual base salary, less any amounts received by Mr. Beath under any disability insurance coverage maintained by us, until the earlier of (i) expiration of the Employment Period, (ii) six months after a determination of disability has been made, or (iii) the date of Mr. Beath’s death.

Pursuant to his employment agreement, Mr. Beath is entitled to twenty-five days of paid vacation and he is eligible to participate in all welfare benefit programs of the Company, including health and dental insurance coverage, retirement plans and profit-sharing programs, that we may provide from time to time.

During Mr. Beath’s employment, and for a period of two years following termination of Mr. Beath’s employment (i) by Mr. Beath other than for good cause, or (ii) by us for cause, Mr. Beath is bound by a non-competition clause.  Mr. Beath’s employment agreement also provides for a non-solicitation period ending one year following Mr. Beath’s termination for any reason.

In April 2005, we entered into an employment agreement with Mr. Hirstein to serve as Executive Vice-President and Chief Financial Officer with an annual base salary of $175,000 and options to purchase 1,375,099 shares of our common stock, with one third of this amount vesting upon each anniversary of his employment.  The three-year agreement had an expiration date of April 4, 2008.  Mr. Hirstein resigned from the Company effective June 30, 2007.

In connection with Mr. Hirstein’s resignation as our Executive Vice-President, Chief Financial Officer and Corporate Secretary, we entered into a separation agreement and release dated June 29, 2007.  Pursuant to the terms of the separation agreement, Mr. Hirstein’s employment agreement terminated as of June 30, 2007.  Each party to the separation agreement agreed to release the other party from all claims pursuant to the terms of the separation agreement.

For additional information regarding these agreements, see “Potential Payments Upon Termination or Change of Control.”

2007 Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by us as well as certain other compensation awarded, earned by and paid, during the indicated fiscal year, to the Chief Executive Officer and to each of our other executive officers whose total compensation was at least $100,000 for the fiscal year ended December 31, 2007 in all capacities in which they served.

Name and Principal Position	Year	Salary ($)	Option Awards ($)		All Other Compensation		Total ($)

Jonathan R. Burst,	2007	$250,000	$1,300	[1]	$16,761	[2]	$268,061
CEO	2006	$250,000	$4,200	[3]	$16,899	[4]	$271,099

Stuart D. Beath, [5]	2007	$76,923	$16,000	[6]	$14,441	[7]	$107,364
CFO	2006	$70,000	$-		$14,579	[8]	$84,579

Gary S. Hirstein, [9]	2007	$94,231	$-		$13,368	[10]	$107,599
Former Executive V.P., CFO and	2006	$175,000	$-		$46,734	[11]	$221,734
Corporate Secretary

1) Represents 10,000 options to purchase shares of our common stock granted to Mr. Burst for board services provided during 2007.  These options were valued based on the closing price of our stock on the grant date ($0.16 on December 31, 2007).  Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007.
2) Represents $14,441 of health insurance coverage for Mr. Burst and his family and $2,320 of life insurance premiums paid by the Company.
3) Represents 10,000 options to purchase shares of our common stock granted to Mr. Burst for board services provided during 2006.  These options were valued based on the closing price of our stock on the grant date ($0.51 on December 31, 2006). Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007.

4) Represents $14,579 of health insurance coverage for Mr. Burst and his family and $2,320 of life insurance premiums paid by the Company.
5) Mr. Beath was appointed as Chief Financial Officer effective June 30, 2007.  He previously served as the Company’s Director of Corporate Development.
6)  Represents 200,000 options to purchase shares of our common stock granted to Mr. Beath upon his appointment as Chief Financial Officer during 2007.  These options were valued based on the closing price of our stock on the grant date ($0.42 on July 2, 2007). Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007.
7) Represents $14,441 of health insurance coverage for Mr. Beath and his family.
8) Represents $14,579 of health insurance coverage for Mr. Beath and his family.
9) Mr. Hirstein ceased to be an employee of the Company effective June 30, 2007.  458,366 unvested options were forfeited upon Mr. Hirstein ceasing to be an employee of the Company effective June 30, 2007.
10) Includes $5,575 of lodging related expenses, $4,532 for traveling expenses and $3,261 for health insurance coverage for Mr. Hirstein and his family.
11) Includes $22,691 of lodging related expenses, $18,063 for traveling expenses and $5,980 for health insurance coverage for Mr. Hirstein and his family.

Grants of Plan-Based Awards in Fiscal Year 2007

Name	Grant Date	Board Action Date		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Award

Jonathan R. Burst	12/31/2007	10/19/2007	(1)	10,000	(2)	$0.16	(3)	$1,300

Stuart D. Beath	7/2/2007	7/2/2007		200,000	(4)	$0.75	(5)	$64,000

(1)	The board action date of October 19, 2007 represents the date the board authorized board compensation for 2007 services based on a December 31, 2007 grant date.
(2)	Represents 10,000 options to purchase shares of our common stock granted to Mr. Burst for board services provided during 2007.
(3)	These options were valued based on the closing price of our stock on grant date ($0.16 on December 31, 2007), as specified in the board action dated October 19, 2007.
(4)	Represents 200,000 options to purchase shares of our common stock granted to Mr. Beath upon his appointment to Chief Financial Officer during 2007.
(5)	These options were valued based on the closing price of our stock on grant date ($0.42 on July 2, 2007), as specified in the board action dated July 2, 2007 and vest in full on July 2, 2009.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on all restricted stock, stock options and stock appreciation rights awards (if any) held by our NEOs as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jonathan R. Burst	1,000,000	(1)	-	$0.25	12/31/2009
	1,000,000	(1)	-	$0.50	12/31/2009
	750,000	(2)	-	$0.50	12/31/2009
	750,000	(5)	-	$0.50	12/31/2009
	1,000,000	(1)	-	$0.75	12/31/2009
	250,000	(3)	-	$0.14	12/31/2009
	250,000	(3)	-	$0.14	12/31/2009
	250,000	(3)	-	$0.14	12/31/2009
	750,000	(4)	-	$1.00	12/31/2009
	750,00	(7)	-	$2.00	12/31/2010
	10,000	(8)	-	$0.51	12/31/2011
	10,000	(9)	-	$0.16	12/31/2012

Stuart D. Beath	350,000	(2)	-	$0.50	12/31/2009
	350,000	(5)	-	$0.50	12/31/2009
	250,000	(6)	-	$0.50	12/31/2009
	150,000	(4)	-	$1.00	12/31/2009
	200,000	(7)	-	$2.00	12/31/2009
		(12)	200,000	$0.75	6/30/2012

Gary S. Hirstein (13)	458,367	(10)	-	$2.23	12/31/2009
	458,366	(11)	-	$2.23	12/31/2009

(1)	Options vested August 19, 2002.
(2)	Options vested August 19, 2003.
(3)	Options vested December 31, 2002.
(4)	Options vested July 6, 2004.
(5)	Options vested August 19, 2004.
(6)	Options vested December 31, 2004.
(7)	Options vested December 31, 2005.
(8)	Options vested December 31, 2006.
(9)	Options vested December 31, 2007.
(10)	Options vested April 3, 2006.
(11)	Options vested April 3, 2007.
(12)	Options vest June 30, 2009.
(13)	Mr. Hirstein terminated his employment with the Company effective June 30, 2007.

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments payable to our NEOs upon termination of employment or a change in control.  Our compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable.  The table below reflects amounts payable to our NEOs assuming a change of control and/or termination of employment on December 31, 2007.

Name	Benefit	Termination Without Cause; No Change of Control ($)	Change of Control; No Termination ($)	Termination Without Cause with Change of Control ($)

Jonathan R. Burst	Buy Out	$250,000	$-	$250,000

Stuart D. Beath	Buy Out	$150,000	$-	$198,000	(1)

Gary S. Hirstein (2)	Buy Out	$-	$-	$-

(1)	Includes $48,000 representing the immediate vesting of currently unvested stock options.
(2)	Mr. Hirstein ceased to be an employee of the Company effective June 30, 2007. See “Executive Officer Employment Agreements” for a discussion of the material terms of Mr. Hirstein’s separation agreement.

Director Compensation

Directors do not receive any cash compensation for their services as members of the board, although they are reimbursed for certain expenses incurred in connection with attendance at board and committee meetings.

Each non-employee and employee director is entitled to an annual award of 10,000 restricted shares or immediately vesting options to purchase our common stock, at each director’s option, for membership on the board. In addition, each board member is entitled to receive 1,000 shares of restricted stock or options for every three telephonic board meetings attended.

For 2007 board services, each board member elected options as compensation for his services.  The grant date fair value, computed in accordance with FAS 123R, of each director’s option grant during 2007 was $1,300.  Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007.

Board members are also eligible to receive discretionary grants of common stock under the Consultant and Employee Stock Compensation Plan and grants of stock options, stock appreciation rights and restricted stock pursuant to the Amended and Restated LTIP. We did not make discretionary equity grants to any directors in their capacity as directors during the fiscal year ended December 31, 2007.

The following table provides information related to the compensation of our non-NEO directors for fiscal 2007.  For information regarding our Chairman and Chief Executive Officer’s 2007 compensation, see the 2007 Summary Compensation Table and “Compensation Discussion and Analysis.”

2007 Director Compensation

Name	Option Awards ($)		All Other Compensation ($)		Total ($)

Rex Carr	$1,300	[1]	$-		$1,300
Harry F. Demetriou	$1,300	[2]	$-		$1,300
David B. Norris	$1,300	[3]	$-		$1,300
Gary Kirk	$1,300	[4]	$176,500	5	$177,800

(1)	Represents 10,000 options to purchase shares of our common stock granted to Mr. Carr for board services provided during 2007. These options were valued based on the closing price of our stock on the grant date ($0.16 on December 31, 2007). Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007. Mr. Carr has 64,000 options to purchase shares of our common stock, granted as compensation for board services provided from 2002 to date.
(2)	Represents 10,000 options to purchase shares of our common stock granted to Mr. Demetriou for board services provided during 2007. These options were valued based on the closing price of our stock on the grant date ($0.16 on December 31, 2007). Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007. Mr. Demetriou holds 86,000 options to purchase shares of our common stock, granted as compensation for board services provided from 2000 to date.
(3)	Represents 10,000 options to purchase shares of our common stock granted to Mr. Norris for board services provided during 2007. These options were valued based on the closing price of our stock on the grant date ($0.16 on December 31, 2007). Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007. Mr. Norris holds 86,000 options to purchase shares of our common stock, granted as compensation for board services provided from 2000 to date.
(4)	Represents 10,000 options to purchase shares of our common stock granted to Mr. Kirk for board services provided during 2007. These options were valued based on the closing price of our stock on the grant date ($0.16 on December 31, 2007). Assumptions used in determining the value of these options are disclosed in Note 4 to our financial statements for the fiscal year ended December 31, 2007, filed with our annual report on Form 10-K for the fiscal year ended December 31, 2007. Mr. Kirk holds 53,000 options to purchase shares of our common stock, granted as compensation for board services provided from 2003 to date.
(5)	Pursuant to his employment agreement, Mr. Kirk has an annual salary of 75,000 British Pounds, receives 3,750 British Pounds for retirement contributions, receives a health insurance stipend of 3,000 British Pounds and receives an annual auto allowance of $9,600. The total above represents foreign currency conversion to U.S. Dollars based on when payments were made to Mr. Kirk throughout the year.

OTHER MATTERS

We participate in a procedure known as "householding." This means that if you share the same last name with other stockholders living in your household, you may receive only one copy of our Notice. Pursuant to the SEC rules, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of the Notice for your household, please contact our Corporate Secretary at International Fuel Technology, Inc., Attn: Thomas M. Powell, 7777 Bonhomme Avenue, Suite 1920, St. Louis, Missouri 63105, or by telephone at (314) 727-3333.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies in the future, please contact our Corporate Secretary as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

The board knows of no other matters that will be presented for consideration at our annual meeting of stockholders.  However, if other matters are properly brought before the meeting, the proxy holders will vote your shares in their discretion.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INTERNATIONAL FUEL TECHNOLOGY, INC., ATTENTION: THOMAS M. POWELL, 7777 BONHOMME AVENUE, SUITE 1920, ST. LOUIS, MISSOURI 63105.

By Order of the Board,

Thomas M. Powell

Thomas M. Powell
Corporate Secretary

Dated October 24, 2008

APPENDIX A

INTERNATIONAL FUEL TECHNOLOGY, INC.
AUDIT COMMITTEE CHARTER

Committee Role

The committee’s role is to act on behalf of the board of directors and oversee all material aspects of the company’s financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the board.  The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to the shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external auditors, counsel and other committee advisors.

Committee Membership

The committee shall consist of three board members of which two of the board members must be independent, non-executive board members.  Committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes.  The committee shall have access to its own counsel and other advisors at the committee’s sole discretion.

At least one member, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in finance or accounting or other comparable experience or background.  Committee appointments shall be approved annually by the full board.  The committee chairperson shall be selected by the committee members.

Committee Operating Principles

The committee shall fulfill its responsibilities within the context of the following overriding principles:

Communications

The chair and others on the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committee advisors (external and internal auditors, etc.), as applicable, to strengthen the committee’s knowledge of relevant current and prospective business issues.

Education/Orientation

The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company.  Additionally, the individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business and environment in which the company operates.

Annual Plan

The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the “primary committee responsibilities” detailed herein.  The annual plan shall be reviewed and approved by the full board.

Meeting Agenda

Committee meeting agendas shall be the responsibility of the committee chair, with input from the committee members.  It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs

The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal auditors and external parties, including external auditors.  Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least 3 business days in advance of meeting dates.  Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

External Resources

The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its’ responsibilities.

Meeting Attendees

The committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee’s responsibilities.  Periodically and at least annually, the committee shall meet in private session with only the committee members.  It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management’s attendance.  In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency

The committee shall meet at least semi-annually.  Additional meetings shall be scheduled as considered necessary by the committee or chair.

Reporting to the Board of Directors

The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board.  In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of director’s meeting.

Self-Assessment

The committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others.  Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

2

Committee Responsibilities

Financial Reporting

•	Review and assess the annual and interim financial statements before they are released to the public or filed with the SEC.
•
Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors’ views, and the basis for audit conclusions.

•	Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.
•	Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risks and Controls

•	Review and assess the company’s business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.
•
Review and assess the company’s system of internal controls for detecting accounting and financial reporting errors, frauds and defalcations, legal violations, and noncompliance with the corporate code of conduct.  In that regard, review the related findings and recommendations of the external and internal auditors, together with management’s responses.

•	Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

External Auditors

•	Recommend the selection of the external auditors for approval by the board of directors.
•
Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the shareholders.  In that regard, confirm that the external auditors report all relevant issues to the committee in response to agreed-upon expectations.

•	Review the performance of the external and internal auditors.
•
Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board.  Additionally, discuss with the auditors any relationships or on audit services that may affect their objectivity or independence.

•
Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

•
Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

•
Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgments.

•
Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

3

Other

•	Review and update the committee’s charter.
•	Review and update the company’s code of conduct.
•	Review and approve significant conflicts of interest and related party transactions.
•
Conduct or authorize investigations into any matters within the committee’s scope of responsibilities.  The committee will be empowered to retain independent counsel and other professionals to assist in conducting any investigation.

4

international
FUEL TECHNOLOGY®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 10, 2008

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at www.allianceproxy.com/internationalfuel/2008. To vote your proxy while visiting this site you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to adopt these rules and need YOUR participation.

If you want to receive a paper copy of the proxy material, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before December 3, 2008 to facilitate timely delivery.

Material may be requested by one of the following methods:

INTERNET	TELEPHONE
www.allianceproxy.com/internationalfuel/2008	1.800.866.6375 Ext 4

You must use the 12 digit control number shown below.

View Material Online at www.allianceproxy.com/internationalfuel/2008
A convenient way to view proxy materials and VOTE!

To view your proxy material online, go to www.allianceproxy.com/internationalfuel/2008. Have the 12 digit control number available when you access the website and follow the instructions.

VOTER CONTROL NUMBER ABOVE NAME HERE

international
FUEL TECHNOLOGY®

Notice of Annual Meeting of Stockholders

Date: Wednesday, December 10, 2008
Time: 9:00 AM (local time)
Place: Sheraton Clayton Plaza Hotel, 7730 Bonhomme Ave., St. Louis, MO 63105

The purpose of the Annual Meeting of Stockholders is to take action on two proposals:

Proposal One — To elect five nominees (Jonathan R. Burst, Rex Carr, Harry F. Demetriou, Gary Kirk, and David B. Norris) to serve on the Company's Board of Directors.

Proposal Two — Ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company in 2008.

The Board of Directors recommends that you vote IN FAVOR of both proposals.

international
FUEL TECHNOLOGY®

Annual Meeting of Stockholders

December 10, 2008, 9:00 a.m. local time
Sheraton Clayton Plaza Hotel
7730 Bonhomme Avenue, St. Louis, MO 63105

You can vote in one of two ways: 1) By Mail, 2) By Internet.
See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF THIS PROXY CARD, SIGN, DATE, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

IMPORTANT

Please complete both sides of the PROXY CARD, sign, date, detach and return in the enclosed envelope.

DETACH PROXY CARD HERE

The undersigned hereby appoints Stuart D. Beath and Thomas M. Powell, and each of them as Proxies of the undersigned with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of International Fuel Technology, Inc. held of record by the undersigned on October 14, 2008 at the Annual Meeting of Stockholders of International Fuel Technology, Inc. to be held December 10, 2008, or at any adjournment or postponement thereof.

VOTER CONTROL NUMBER

ABOVE NAME HERE

Dated ______________________

____

____

(Please sign here)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

international
FUEL TECHNOLOGY®

If you personally plan to attend the Annual Meeting of Stockholders, please check the box below and list names of attendees on reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2008 Annual Meeting of Stockholders. ☐

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Visit our Internet voting site at **www.illinoisstocktransfer.com**, click on the "Internet Voting" tab and enter your Voter Control Number in the designated field. Your Voter Control Number is printed on the front of this proxy card.

Please note that all votes cast by Internet must be **completed** and **submitted** prior to Monday, December 8, 2008 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a "secured" web page site. Your software and/or Internet provider must be "enabled" to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

PLEASE LIST
NAMES OF PERSONS ATTENDING

____

____

____

____

INTERNATIONAL FUEL TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposal Nos. 1 and 2 if no specification is made.

Election of Directors	**FOR**	**WITHHOLD**
1. **01** Jonathan R. Burst	☐	☐
02 Rex Carr	☐	☐
03 Harry F. Demetriou	☐	☐
04 Gary Kirk	☐	☐
05 David B. Norris	☐	☐

Ratification of Independent Registered Accounting Firm

2. Ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company for 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(to be signed on the other side)